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                                                                   EXHIBIT 8.1

                                   KIRKLAND & ELLIS
                   Partnerships Including Professional Corporations

                                   Citicorp Center
                                153 East 53rd Street
                           New York, New York  10022-4675
                                   (212) 446-4800


                                 December 31, 1998

First Security Bank, N.A.
79 South Main Street
Salt Lake City, Utah 84111

          Re:  First Security Bank, N.A.
               First Security-Registered Trademark- Auto Grantor Trusts Registration Statement on Form S-3

          We have acted as special counsel to First Security Bank, N.A., a national banking association (the "BANK"), in connection with the above-mentioned Registration Statement on Form S-3 filed with the Securities and Exchange Commission (together with the exhibits and amendments thereto, the "REGISTRATION STATEMENT") in connection with the registration by the Bank of certain Asset Backed Certificates (the "CERTIFICATES") to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more Supplements (each, a "PROSPECTUS SUPPLEMENT") to the Prospectus (the "PROSPECTUS") included in the Registration Statement.

          As described in the Registration Statement, each series of Certificates will be issued by grantor trusts (the "TRUSTS"). The Trusts will be formed by the Bank pursuant to Pooling and Servicing Agreements (the "POOLING AND SERVICING AGREEMENTS") by and among the Bank, as Seller and Servicer and the trustee for each Trust specified in the related Prospectus Supplement (the "TRUSTEE").

          In arriving at the opinion expressed below, among other things, we have examined and relied, to the extent we deem proper on (i) the Registration Statement, (ii) in each case as filed as an exhibit to the Registration Statement, (a) the form of Underwriting Agreement, (b) the form of Pooling and Servicing Agreement, (c) the form of the Yield Supplement Agreement and (d) the form of the Prospectus Supplement, and (iii) copies of such other documents as we have deemed necessary for the expression of the opinion contained herein.

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          We have examined and relied, with your permission, as to factual matters upon the representations and warranties contained in or made pursuant to the documents referred to above and upon the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Bank and such other instruments and certificates of public officials, officers and representatives of the Bank and other persons, and we have made such investigations of law as we have deemed appropriate. In such examination, we have assumed, with your permission, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies. With your permission, we have further assumed the genuineness of the signatures of persons signing all documents and instruments and the authority of such persons signing on behalf of the parties thereto.

          In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended (the "CODE"), administrative rulings, judicial decisions, regulations, and such other authorities (including Treasury regulations) as we have deemed appropriate, all as in effect on the date hereof and all of which are subject to change or different interpretation. However, we will not seek a tax ruling from the Internal Revenue Service (the "IRS") with respect to any of the matters discussed herein. Moreover, the statutory provisions, regulations, interpretations and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the IRS. Our opinion is in no way binding on the IRS or any court, and it is possible that the IRS or a court could, when presented with these facts, reach a different conclusion.

          Based on the foregoing, and assuming the aforementioned documents are duly executed and delivered in substantially the form we have examined, we are of the opinion that the statements in the Prospectus under the heading "Federal Income Tax Consequences," to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by us and are correct in all material respects.

          Except for the opinion expressed above, we express no opinion as to any other tax consequences of the transaction to any part under federal, state, local, or foreign laws. In addition, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

                              Very truly yours,



                              KIRKLAND & ELLIS